EXHIBIT 21

R.R. Donnelley & Sons Company

Subsidiaries

Entity Name	Jurisdiction
American Lithographers, Inc.	California
Banta Corporation	Wisconsin
Banta Europe B.V.	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	China
Banta Global Turnkey (Singapore) PTE LTD	Singapore
Banta Global Turnkey LLC	Texas
Banta Global Turnkey Ltd. [Ireland]	Ireland
Beijing Donnelley Commercial Co., Ltd.	Beijing
Bridgetown Printing Co.	Oregon
CGX Yamagata Japan GK	Japan
Chas. P. Young Company	Texas
Consolidated Graphics B.V.	Netherlands
Consolidated Graphics International, Inc.	Delaware
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Services, Inc.	Delaware
Consolidated Graphics, Inc.	Texas
Courier International Holdings, LLC	Delaware
Courier Printing Company	Tennessee
Courier Tecnologia em Serviços Gráficos Ltda.	Brazil
Data Entry Holdings Limited (Jersey)	Channel Islands
DDM-Digital Imaging, Data Processing and Mailing Services, L.C.	Florida
DEI Group Limited	England and Wales
Digital Page Brazil LLC	Delaware
Dongguan Donnelley Printing Co., Ltd.	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil
e-doc Group Pension Scheme Trustee Limited	England and Wales
EGT Printing Solutions, LLC	Michigan
Emerald City Graphics, Inc.	Washington
GSL Fine Lithographers	California
H&N Printing & Graphics, Inc.	Maryland
Hickory Printing Solutions, LLC	North Carolina
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico
Ironwood Lithographers, Inc.	Delaware
Kelmscott Communications LLC	Delaware
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China
Mercury Printing Company, LLC	Tennessee
Moore (St.Lucia) Ltd	St. Lucia

Moore Canada Corporation	Nova Scotia
Moore Paragon (Caribbean) Limited	Barbados
Moore Paragon Limited	Grenada
Moore Trinidad Ltd	Trinidad
Nies/Artcraft, Inc.	Missouri
OfficeTiger BV	Netherlands
OfficeTiger Holdings Inc.	Delaware
OfficeTiger LLC	Delaware
PBM Graphics, Inc.	North Carolina
Precision Dialogue Direct, Inc.	Illinois
Precision Dialogue Marketing, LLC	Ohio
Precision Dialogue, Inc.	Delaware
Precision Litho, Inc.	California
R R Donnelley Outsource (Private) Limited	Sri Lanka
R. R. Donnelley (Santiago) Holdings LLC	Delaware
R. R. Donnelley Argentina, S.A.	Argentina
R. R. Donnelley Chile Limitada	Chile
R. R. Donnelley de Costa Rica, S.A.	Costa Rica
R. R. Donnelley de El Salvador, S.A. de C.V.	El Salvador
R. R. Donnelley de Guatemala, S.A.	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Honduras
R. R. Donnelley Europe B.V.	Netherlands
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley Holdings C.V.	Netherlands
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary
R. R. Donnelley Latin America L.L.C.	Delaware
R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico
R.R. Donnelley GTS Poland Sp zo.o.	Poland
R.R. Donnelley Holdings B.V.	Netherlands
R.R. Donnelley UK Directory Limited	England and Wales
RR Donnelley (Chengdu) Printing Co., Ltd.	Chengdu
RR Donnelley (China) Holding Co., Ltd.	China
RR Donnelley (Kunshan) Packaging Technology Co., Ltd	China
RR Donnelley (Mauritius) Holdings Ltd	Mauritius
RR Donnelley (Shanghai) Commercial Co., Ltd.	China
RR Donnelley (Shanghai) Information Technology Co., Ltd.	Shanghai
RR Donnelley (Weifang) Packaging Technology Co., Ltd	China
RR Donnelley Asia Printing Solutions Limited	Hong Kong
RR Donnelley Czech s.r.o.	Czech Republic
RR Donnelley Editora e Grafica Ltda.	Brazil
RR Donnelley Electronics (Suzhou) Co., Ltd.	Jiangsu Province
RR Donnelley Global Turnkey Solutions Limited	Ireland
RR Donnelley Global Turnkey Solutions Mexico, S. de R.L. de C.V.	Mexico

RR Donnelley Guangdong Printing Solutions Limited	Guangdong
RR Donnelley Holdings (Australia) Pty Ltd	NSW
RR Donnelley Holdings Japan GK	Japan
RR Donnelley India Outsource Private Limited	Chennai
RR Donnelley Korea LLC	Korea
RR Donnelley Logistics Services Worldwide, Inc.	Delaware
RR Donnelley Philippines Inc.	Philippines
RR Donnelley Prague s.r.o	Czech Republic
RR Donnelley Solutions Singapore Pte. Ltd. (“RRD Solutions Singapore”)	Singapore
RRD BPO Holdings Limited	England and Wales
RRD Dutch Holdco, Inc.	Delaware
RRD Group Netherlands B.V	Netherlands
RRD Holdings C.V.	Netherlands
RRD Netherlands LLC	Delaware
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai
Shanghai Donnelley Printing Co., Ltd.	China
Shenzhen Donnelley Printing Co., Ltd.	China
Sierra Industrial S. de R.L. de C.V.	Mexico
StorterChilds Printing Co., Inc.	Florida
Tewell Warren Printing Company	Colorado
The Jackson Group Corporation	Indiana
The Jarvis Press, Inc.	Texas
The McKay Press, Inc.	Michigan
Thousand Oaks Printing & Specialties, Inc.	California
Tucker Printers, Inc.	Texas
Veritas Document Solutions, LLC	Delaware